Child Van Wagoner &

Bradshaw, PLLC

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Form SB-2/A for Sun World Partners, Inc. of our report dated February 10, 2006 relating to the May 31, 2005 financial statements of Sun World Partners Inc., which appears in such Form, and the inclusion of our name under the heading Interest of Named Experts and Counsel.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

June 23, 2006

1284 W. Flint Meadow Dr. #D

Kaysville, Utah  84037

Telephone 801.927.1337

Facsimile  801.927.1344

5296 S. Commerce Dr. #300

(53rd So. @ 1-15)

Salt Lake City, Utah 84107

Telephone 801.281.4700

Facsimile 801.281.4701

Suite B. 4F,

North Cape Commercial Bldg,

388 King’s Road

North Point, Hong Kong

www.cpaone.net